EXHIBIT 99.1

Tamino Minerals Inc. Issues Exciting News Regarding Future Plans and Shareholder Update

TORONTO, March 30, 2020 (GLOBE NEWSWIRE) -- Tamino Minerals, Inc. ("Tamino" or the "Company") (OTC Markets: TINO) February 28, 2020, Mr. Pedro Villagran-Garcia, President & CEO, announces that Tamino continues to be hard at work. We have had a fast start to 2020 with excellent results in the first and second quarters through the collective group initiatives of sourcing new acquisitions and pursuing diligent financing to become current on OTC Markets. So far, the best results in the stock market have taken place during the third quarter of 2019, in the month of September.

We are pleased to report that our executive management, with its key leadership team, is continuing to produce results.

During the week of September 16 to September 20, the company managed to trade close to approximately 145 million shares with a volume in US dollars of $1,024,000 and an impressive price per share appreciation to 1 cent during this period.

The week prior the company traded close to $160,000 USD and approximately 40 Million Shares.

During the month of August, the company traded approximately $800,000 USD and traded close to 460 Million shares, all due to the spike in gold price from $1,450 USD to $1,570 USD an ounce.

Gold traded as high as $1,690 USD this week. Our investors should be able to visualize this opportunity based on just these numbers and the economic implications of such appreciation.

Volume gradually started to take off last year in July of 2019 until it reached higher levels during September of Q3. The company is negotiating with current shareholders and investors the announced financing made recently, in which it filed an 8-K with the SEC.

Filing 8-Ks has been pivotal in order to inform regulators of the company’s intentions of both up-listing and applying to list in a major US Stock Exchange.

Gold has always been a valuable investment and as the Fed continues its hike in interest rates, we foresee a significant opportunity in 2020 as prices are projected to surge past $2,000 USD an ounce over the next year. As gold prices are expected to trend upwards, investors will begin to flock to the haven of physical gold and mining companies producing the ever-sought-after mineral.

Our outlook for 2020 is bright as it just begins. So far this year, we have kept our promise to keep our share structure intact by negotiating with several investors in order to provide us with non-dilutive financing. A major focus for Tamino in 2020 is to target high quality long-term institutional shareholders as well as research coverage. When Tamino executes on these plans, our shareholders will see significant increases in value.

TAMINO MINERALS, INC.
TAMINO MINERALS INC. is exploring for gold and other mineral deposits within the rich and prolific gold producing state of Sonora. Under SEC Fair Disclosure Guidelines, persons interested in Tamino Minerals can expect disclosures and updates at the OTC markets, the company’s website, www.TaminoMinerals.ca,

Twitter: www.Twitter.com/TaminoMinerals
Facebook:   www.facebook.com/taminominerals
Instagram: www.instagram.com/taminominerals
LinkedIn: www.linkedin.com/company/taminominerals
and YouTube:   http://bit.ly/33nPS9n

On behalf of the Board,

Pedro Villagran-Garcia, President & CEO
Tamino Minerals, Inc.

For further information, please contact the Company at 1-416-602-4892 or by email at info@taminominerals.ca

Forward Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Tel: 1-416-602-4892
Email: info@taminominerals.ca
Website:  www.taminominerals.ca